Exhibit 99.1

Investor Relations

(212) 479-3150

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2015 RESULTS

NEW YORK - (BUSINESS WIRE) - August 10, 2015 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the second quarter ended June 30, 2015:

SECOND QUARTER FINANCIAL HIGHLIGHTS:*

•	Record Core Earnings of $0.45 per diluted share, or $92 million

•	GAAP Income of $0.37 per diluted share, or $75 million

•	Increased second quarter common dividend by 18% to $0.45 per share, or $90 million

	Q2 2015	Q1 2015
Non-GAAP Results:
Core Earnings per Diluted Share*	$0.45	$0.44
Core Earnings*	$92 million	$63 million

Summary Operating Results
GAAP Income per Diluted Share	$0.37	$0.25
GAAP Income	$75 million	$36 million

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended June 30, 2015:

•	Acquisition of HLSS Assets - On April 6, 2015, New Residential acquired substantially all of the assets and liabilities of Home Loan Servicing Solutions Ltd. (“HLSS”) for a total purchase price of approximately $1.4 billion (“HLSS Acquisition”).

•	Excess Mortgage Servicing Rights (“Excess MSRs”) & Servicer Advances - New Residential purchased $156 billion UPB of seasoned, credit impaired Non-Agency Excess MSRs, and acquired approximately $5.1 billion of servicer advances from HLSS.

•	Dividend Increase - On May 14, 2015, New Residential announced an 18 percent increase in its regular quarterly cash dividend, from $0.38 per common share in the first quarter of 2015 to $0.45 per common share for the second quarter of 2015.

•	Excess MSRs - During the quarter, independent of the HLSS Acquisition, New Residential acquired or committed to acquire $59 billion UPB of legacy Excess MSRs. In addition, throughout the quarter, New Residential reduced its leverage and decreased interest rate exposure by paying off $659 million of the $855 million MSR debt issued in 2015 to fund the HLSS Acquisition.

•	Servicer Advances - During the quarter, New Residential increased financing capacity to approximately $11 billion. At a 69% debt utilization rate, New Residential has unused financing capacity totaling $3.5 billion. Furthermore, the Company improved the terms on multiple servicer advance financing facilities, resulting in expected total annual return improvements of approximately $36 million (1).

•	Non-Agency Securities & Call Rights - In the second quarter, New Residential continued to deliver on its deal collapse strategy by executing clean-up call rights on 18 seasoned, Non-Agency deals totaling $369 million UPB. In June, the Company completed its fourth called-deal securitization, totaling $334 million. In addition, New Residential further scaled its Non-Agency portfolio by purchasing $340 million face value of Non-Agency securities during the quarter.

•	Capital Raise - On April 8, 2015, New Residential raised $877 million gross proceeds in a public offering, approximately $446 million of which were proceeds from the primary offering and approximately $431 million of which were proceeds from the secondary offering. In addition, on June 10, 2015, New Residential raised $500 million gross proceeds in a public offering, approximately $444 million of which were proceeds from the primary offering and approximately $56 million of which were proceeds from the secondary offering. Proceeds from the two primary offerings were used to fund the HLSS Acquisition and other investments throughout the quarter.

(1)	Excludes the impact from Ocwen servicing rating downgrade, both additional capital contribution required and compensation payments from Ocwen.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Monday, August 10, 2015 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, August 24, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “92001878.”

Condensed Consolidated Statements of Income

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income	$178,177	$92,656	$262,550	$164,146
Interest expense	81,871	36,512	115,850	75,509

Net Interest Income	96,306	56,144	146,700	88,637

Impairment
Other-than-temporary impairment (“OTTI”) on securities	649	615	1,720	943
Valuation provision on loans and real estate owned	4,772	293	5,749	457

	5,421	908	7,469	1,400

Net interest income after impairment	90,885	55,236	139,231	87,237
Other Income
Change in fair value of investments in excess mortgage servicing rights	356	5,502	(1,405)	12,104
Change in fair value of investments in excess mortgage servicing rights, equity method investees	3,095	12,743	8,016	19,117
Change in fair value of investments in servicer advances	24,562	82,877	16,893	82,877
Earnings from investments in consumer loans, equity method investees	—	21,335	—	37,695
Gain on settlement of investments, net	1,201	52,539	15,968	56,896
Other income, net	8,436	2,893	10,473	4,250

	37,650	177,889	49,945	212,939

Operating Expenses
General and administrative expenses	21,239	5,397	29,799	7,383
Management fee to affiliate	8,371	4,915	13,497	9,401
Incentive compensation to affiliate	2,391	18,863	6,084	22,201
Loan servicing expense	2,951	347	7,842	436

	34,952	29,522	57,222	39,421

Income (Loss) Before Income Taxes	93,583	203,603	131,954	260,755
Income tax expense (benefit)	14,306	21,395	10,879	21,682

Net Income (Loss)	$79,277	$182,208	$121,075	$239,073

Noncontrolling Interests in Income (Loss) of Consolidated Subsidiaries	$4,158	$58,705	$9,981	$66,798

Net Income (Loss) Attributable to Common Stockholders	$75,119	$123,503	$111,094	$172,275

Net Income Per Share of Common Stock
Basic	$0.37	$0.91	$0.65	$1.31

Diluted	$0.37	$0.88	$0.63	$1.28

Weighted Average Number of Shares of Common Stock Outstanding
Basic	200,910,040	136,465,454	171,336,768	131,562,222

Diluted	205,169,099	139,668,128	175,206,662	134,790,790

Dividends Declared per Share of Common Stock	$0.45	$0.50	$0.83	$0.85

Condensed Consolidated Balance Sheets

($ in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$1,504,422	$417,733
Excess mortgage servicing rights, equity method investees, at fair value	216,112	330,876
Servicer advances, at fair value	8,182,400	3,270,839
Real estate securities, available-for-sale	1,907,961	2,463,163
Residential mortgage loans, held-for-investment	42,741	47,838
Residential mortgage loans, held-for-sale	523,018	1,126,439
Real estate owned	25,327	61,933
Consumer loans, equity method investees	—	—
Cash and cash equivalents	432,007	212,985
Restricted cash	134,735	29,418
Derivative assets	1,701	32,597
Trade receivable	986,532	—
Deferred tax asset	159,232	—
Other assets	278,610	95,423

	$14,394,798	$8,089,244

Liabilities and Equity

Liabilities
Repurchase agreements	$2,404,617	$3,149,090
Notes payable	7,883,061	2,908,763
Trades payable	778,528	2,678
Due to affiliates	9,670	57,424
Dividends payable	89,521	53,745
Deferred tax liability	—	15,114
Accrued expenses and other liabilities	134,319	52,505

	11,299,716	6,239,319

Commitments and Contingencies

Equity

Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,438,639 and 141,434,905 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	2,304	1,414
Additional paid-in capital	2,640,608	1,328,587
Retained earnings	203,287	237,769
Accumulated other comprehensive income, net of tax	17,231	28,319

Total New Residential stockholders’ equity	2,863,430	1,596,089
Noncontrolling interests in equity of consolidated subsidiaries	231,652	253,836

Total Equity	3,095,082	1,849,925

	$14,394,798	$8,089,244

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) attributable to common stockholders	$75,119	$123,503	$111,094	$172,275
Impairment	5,421	908	7,469	1,400
Other Income Adjustments:
Other Income (excluding service fees)	(36,850)	(177,889)	(49,145)	(212,939)
Other Income attributable to non-controlling interests	(3,294)	44,741	(7,823)	44,741

Total Other Income Adjustments	(40,144)	(133,148)	(56,968)	(168,198)

Incentive compensation to affiliate	2,391	18,863	6,084	22,201
Non-capitalized transaction-related expenses	9,341	1,825	14,890	1,825
Deferred taxes	14,348	16,303	11,341	16,303
Interest income on residential mortgage loans, held-for-sale	3,648	—	17,083	—
Core earnings of equity method investees:
Excess mortgage servicing rights	4,597	8,646	10,435	17,871
Consumer loans	17,458	19,465	34,216	34,452

Core Earnings	$92,179	$56,365	$155,644	$98,129

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense incurred under the debt incurred to finance its investments, (iii) its operating expenses and (iv) its realized and unrealized gains or losses, including any impairment and deferred tax, on its investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. These costs are recorded as “General and administrative expenses” in the Company’s Condensed Consolidated Statements of Income.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period. In the second quarter of 2015, the Company modified its definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because deferred taxes are not representative of current operations. This modification was applied prospectively due to only immaterial impacts in prior periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding commitments to purchase or sell Excess MSRs, which the Company expects to close but the closing of which is subject to the completion of definitive documentation between the seller and buyer of the related MSR and the completion of definitive documentation between the buyer or seller of the MSR and the Company. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150